Exhibit 99.1

CARNIVAL CORPORATION OUTPERFORMS GUIDANCE, DELIVERING BEST EVER REVENUES,
NET YIELDS AND NET INCOME

Record bookings provide a strong foundation for 2027

MIAMI (September 29, 2026) - Carnival Corporation (NYSE: CCL) announced financial results for the third quarter 2026 and provided an updated outlook.

•All-time high net income1 of $1.9 billion with adjusted net income2 of $2.0 billion.
•All-time high revenues and net yields2 (in constant currency), demonstrating continued demand strength.
•Full year outlook operational improvement of more than $150 million in adjusted net income compared to June guidance, overcoming a spike in fuel prices.
•Record third quarter customer deposits up nearly seven percent compared to the prior year record, on flat capacity growth.
•2027 booked occupancy and pricing at record levels.
•Completed approximately $1.2 billion of share repurchases year to date.

“We delivered another quarter of top and bottom-line records, with accelerating demand and even stronger cost discipline driving results ahead of our expectations. This performance reinforces the underlying trajectory of our business and the consistency of our commercial execution, as evidenced by our sustained track record of high-quality same-ship yield growth.

“Our world-class cruise lines and destinations, exceptional guest experiences delivered by the best team in travel and leisure, and enhanced demand-generation against intentionally measured capacity growth position us to continue driving higher returns. At the same time, we are putting our increasingly durable cash flow to work, reinvesting in our business while returning more capital to shareholders,” said Carnival Corporation’s Chief Executive Officer Josh Weinstein.

Third Quarter 2026 Results

•Diluted EPS of $1.40; adjusted EPS2 of $1.43, in line with prior year despite a $0.10 ($131 million) unfavorable net impact from fuel prices and currency rates.
•Adjusted EBITDA2 of $3.0 billion, in line with last year’s historic high and $110 million better than June guidance.
•Gross margin yields down 1.3 percent compared to prior year, driven by higher fuel prices. All-time high net yields (in constant currency) up 2.4 percent, over a point better than June guidance.
•Cruise costs per available lower berth day (“ALBD”) increased 4.2 percent compared to prior year, driven by higher fuel prices. Adjusted cruise costs excluding fuel per ALBD2 (in constant currency) increased 1.8 percent, one point better than June guidance.
•Fuel consumption per ALBD improved 3.8 percent compared to prior year, reflecting the company’s efforts and investments to continuously reduce fuel consumption.

Advance Sales

“Our booking trends continued to strengthen throughout the quarter, with volumes meaningfully ahead of last year and far outpacing capacity growth. This momentum underscores the effectiveness of our demand generation efforts and the enduring appeal of our cruise lines,” Weinstein said.

“For full-year 2027, both booked occupancy and pricing3 are at record levels, providing a strong foundation for another year of solid yield growth. Looking further ahead, 2028 is also off to an excellent start at higher occupancy and prices than last year.”

“Customer deposits, another key leading indicator, also reached a third-quarter record of $7.6 billion, surpassing the prior-year record by $0.5 billion despite flat capacity growth over the next twelve months.”

“Taken together, the ongoing strength we are seeing across our record booking curve, which has extended out even further, reinforces our confidence in the durability of demand for our cruise lines and the earnings power of our business,” Weinstein added.
1 Net income attributable to Carnival Corporation.
2 See “Non-GAAP Financial Measures” and “Constant Currency.”
3 Pricing in constant currency.

2026 Outlook

For the full year 2026, the company expects:

•Operational improvement of more than $150 million in adjusted net income compared to June guidance, driven by improvements in net yields, adjusted cruise costs excluding fuel per ALBD and fuel consumption per ALBD, overcoming $150 million impact from increased fuel prices.
•Net yields (in constant currency) up approximately 2.3 percent compared to record 2025 levels and 0.5 percentage points better than June guidance. Net yields (in constant currency) up approximately 2.7 percent, after reflecting the impact of the summer 2025 close-in decision to redeploy away from the previously planned first quarter 2026 Arabian Gulf voyages and the impacts of loyalty program accounting for Carnival Cruise Line which requires the deferral of a portion of the ticket price paid by the guest.
•Adjusted cruise costs excluding fuel per ALBD (in constant currency) up approximately 2.2 percent and better than June guidance. Adjusted cruise costs excluding fuel per ALBD (in constant currency) up approximately 1.1 percent, after reflecting the timing of certain expenses between the years, partial year operating expenses from two exclusive destinations and the impact of certain elevated logistics costs as a result of disruption from the Middle East conflict.

For the fourth quarter of 2026, the company expects net yields (in constant currency) up approximately 1.7 percent compared to 2025 record levels. Net yields (in constant currency) up approximately 2.3 percent after reflecting the impact of loyalty program accounting for Carnival Cruise Line.

See “Guidance” for additional information on the company’s 2026 outlook, “Non-GAAP Financial Measures,” “Reconciliation of Forecasted Data” and “Constant Currency.”

Capital Allocation

“Our strong operating cash flow enabled us to continue strengthening our financial position while advancing our commitment to return value to shareholders,” commented Carnival Corporation’s Chief Financial Officer David Bernstein. “With nearly $1.2 billion of share repurchases so far this year — nearly $800 million since the beginning of the third quarter — and our ongoing dividend program, we are making meaningful progress toward our PROPEL target of distributing cash to our shareholders, responsibly. During the third quarter we were also able to use cash on hand to opportunistically redeem $500 million of seven percent coupon notes, which were among our highest coupon debt. Even with the substantial capital we are returning to shareholders, we continue to expect year-over-year improvement in our balance sheet and leverage metrics.”

During the quarter, S&P upgraded the company's credit rating, making it the second rating agency to award the company an investment grade rating. Following this upgrade, the company does not have any remaining secured debt.

The company distributed $204 million in dividends during the quarter, bringing the year to date total to $618 million.

Other Recent Highlights

•Celebration Key commemorated one year of creating memorable guest experiences and a lasting positive impact in Grand Bahama, welcoming almost 2.5 million guests during its first year (learn more here).
•RelaxAway, Half Moon Cay and Isla Tropicale each welcomed more than 250,000 guests, following the completion of their recent enhancements.
•Carnival Cruise Line successfully launched its new Carnival Rewards loyalty program on September 1, generating substantial early engagement with co-branded credit card issuances increasing over 300 percent in the weeks following the launch compared to pre-announcement levels (learn more here).
•Carnival Cruise Line unveiled Carnival Destiny, arriving in 2029, the first ship in its next-generation Ace class (learn more here).
•Holland America Line announced Zuiderdam as the second ship set for major transformation as part of its Evolution program (learn more here).
•Princess Cruises became the first global cruise line to launch a native app in ChatGPT, creating a seamless AI-powered experience for travelers to discover, compare and plan a Princess cruise using real-time pricing and availability (learn more here).
•Recognitions:
◦Named to TIME’s World’s Best Companies 2026, recognizing the company for leading with responsibility and resilience (learn more here).
◦Named to TIME’s America’s Best Companies 2026, recognized for its excellence in employee satisfaction, sustained financial performance and sustainability achievements (learn more here).
◦Named to Forbes America’s Best Employers for Women for 2026, recognizing the company’s commitment to fostering an environment of well-being, inclusion and belonging (learn more here).
•Released its 16th annual sustainability report, Doing Business Responsibly from Ship to Shore, detailing the company’s continued progress towards its sustainability goals.

Guidance

(See “Non-GAAP Financial Measures,” “Reconciliation of Forecasted Data” and “Constant Currency”)

	4Q 2026		Full Year 2026
Year over year change	Current Dollars	Constant Currency	Current Dollars	Constant Currency
Net yields	Approx. 2.3%	Approx. 1.7%	Approx. 3.8%	Approx. 2.3%
Adjusted cruise costs excluding fuel per ALBD	Approx. 1.9%	Approx. 1.7%	Approx. 3.5%	Approx. 2.2%

	4Q 2026	Full Year 2026
ALBDs (in millions) (a)	24.1	97.4
Capacity growth compared to prior year	(0.1)%	1.0%

Fuel consumption in metric tons (in millions)	0.7	2.7
Fuel cost per metric ton consumed (excluding emission allowances)	$896	$768
Fuel expense (including emission allowances expense) (in billions)	$0.64	$2.25

Depreciation and amortization expense (in billions)	$0.75	$2.92
Interest expense, net of capitalized interest and interest income (in billions)	$0.26	$1.08

Adjusted EBITDA (in billions)	Approx. $1.30	Approx. $7.14
Adjusted net income (in millions)	Approx. $274	Approx. $3,080
Adjusted earnings per share - diluted	Approx. $0.20	Approx. $2.24
Weighted-average shares outstanding - basic	1,352	1,369
Adjusted weighted-average shares outstanding - diluted	1,358	1,376

(a)    See “Notes to Statistical Information.”

Currencies (USD to 1)	4Q 2026	Full Year 2026
AUD	$0.71	$0.70
CAD	$0.71	$0.72
EUR	$1.15	$1.16
GBP	$1.34	$1.35

Sensitivities (impact to adjusted net income in millions)	4Q 2026
1% change in net yields	$49
1% change in adjusted cruise costs excluding fuel per ALBD	$30
10% change in fuel cost per metric ton (excluding emission allowances)	$59
100 basis point change in variable rate debt	$4
1% change in currency exchange rates	$7

Capital Expenditures

For the fourth quarter of 2026, newbuild capital expenditures are $0.3 billion and non-newbuild capital expenditures are $0.9 billion. These future capital expenditures will fluctuate with foreign currency movements relative to the U.S. Dollar.

Conference Call

The company has scheduled a conference call with analysts at 10:00 a.m. EDT today to discuss its earnings release. This call can be listened to live and additional information including the company’s earnings presentation can be obtained on its website at www.carnivalcorp.com.
Carnival Corporation is the largest global cruise company and among the largest leisure travel companies, with a portfolio of world-class cruise lines – AIDA Cruises, Carnival Cruise Line, Costa Cruises, Cunard, Holland America Line, P&O Cruises, Princess Cruises and Seabourn. Carnival Corporation trades under the ticker symbol CCL on the NYSE and is included in the S&P 500.
Additional information can be found on www.carnivalcorp.com, www.aida.de, www.carnival.com, www.costacruises.com, www.cunard.com, www.hollandamerica.com, www.pocruises.com, www.princess.com, and www.seabourn.com.
To learn more about Carnival Corporation’s purpose and its commitment to sustainability, go to Our Impact.

MEDIA CONTACT	INVESTOR RELATIONS CONTACT
Jody Venturoni	Beth Roberts
+1 469 797 6380	+1 305 406 4832

Cautionary Note Concerning Factors That May Affect Future Results

Some of the statements, estimates or projections contained in this document are “forward-looking statements” that involve risks, uncertainties and assumptions with respect to us, including statements concerning future results, operations, strategy, outlooks, plans, goals, reputation, cash flows, liquidity and other events which have not yet occurred. These statements are intended to qualify for the safe harbors from liability provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts are statements that could be deemed forward-looking. These statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and the beliefs and assumptions of our management. We have tried, whenever possible, to identify these statements by using words like “will,” “may,” “could,” “should,” “would,” “believe,” “depends,” “expect,” “goal,” “aspiration,” “anticipate,” “forecast,” “project,” “future,” “intend,” “plan,” “estimate,” “target,” “indicate,” “outlook,” and similar expressions of future intent or the negative of such terms.

Forward-looking statements include, but are not limited to, statements that relate to our outlook and financial position, as well as, statements regarding:

•Revenues	•Financial outlook
•Costs and expenses	•Non-GAAP measures
•Capital expenditures	•Passenger capacity
•Leverage metrics	•Demand and booking trends
•Shareholder returns	•Progress toward achieving our goals and targets

Because forward-looking statements involve risks and uncertainties, there are many factors that could cause our actual results, performance or achievements to differ materially from those expressed or implied by our forward-looking statements. This note contains important cautionary statements of the known factors that we consider could materially affect the accuracy of our forward-looking statements and adversely affect our business, results of operations and financial position. These factors include, but are not limited to, the following:
•Events and conditions around the world, including geopolitical uncertainty, war and other military actions, pandemics, inflation, higher interest rates and other general concerns impacting the ability or desire of people to travel could lead to a decline in demand for cruises as well as have significant negative impacts on our financial condition and operations.
•Incidents concerning our ships, guests or the cruise industry may negatively impact the satisfaction of our guests and crew and lead to reputational damage.
•Adverse weather conditions or an increase in the frequency and/or severity of adverse weather conditions could have a material impact on our business and results of operations.
•Our targets, goals, aspirations, initiatives, public statements and disclosures, including those related to sustainability matters, may expose us to risks that may adversely impact our business.
•Cybersecurity incidents and data privacy breaches, as well as disruptions and other damages to our principal and other offices, information technology operations and system networks and failure to keep pace with developments in technology may adversely impact our business operations, the satisfaction of our guests and crew and may lead to fines, penalties and reputational damage.
•Our debt requires a significant amount of cash to service and our ability to generate sufficient cash depends on many factors, some of which may be beyond our control. Our financial condition and operations could be adversely impacted if we are unable to service our debt or satisfy our covenants.
•Increases in fuel costs, changes in the types of fuel consumed and availability of fuel supply may adversely impact our scheduled itineraries and costs.
•The loss of key team members, our inability to recruit or retain qualified shoreside and shipboard team members and increased labor costs could have an adverse effect on our business and results of operations.
•We rely on suppliers who are integral to the operations of our businesses. These suppliers and service providers may be unable to deliver on their commitments, which could negatively impact our business.
•Fluctuations in foreign currency exchange rates may adversely impact our financial results.
•Our investments in port destinations and exclusive islands may expose us to additional risks.
•Overcapacity and competition in the cruise and land-based vacation industry may negatively impact our cruise sales, pricing and destination options.
•Inability to implement our shipbuilding programs and ship repairs, maintenance and refurbishments may adversely impact our business operations and the satisfaction of our guests.
•Changes in and non-compliance with laws and regulations under which we operate, such as those relating to health, environment, safety and security, data privacy and protection, anti-money laundering, anti-corruption, economic sanctions, trade protection measures, labor and employment, and tax may be costly and lead to litigation, enforcement actions, fines, penalties and reputational damage.
•Factors associated with sustainability and the impact of greenhouse gases and other emissions on the environment could have a material impact on our business and operating results.

The ordering of the risk factors set forth above is not intended to reflect our indication of priority or likelihood. There may be additional risks that we consider immaterial or which are unknown. Additional information about the factors that may affect future results is contained in our most recent Annual Report on Form 10-K as well as our other filings with the SEC, all of which are available on the SEC's website at www.sec.gov.

Forward-looking statements should not be relied upon as a prediction of actual results. Subject to any continuing obligations under applicable law or any relevant stock exchange rules, we expressly disclaim any obligation to disseminate, after the date of this document, any updates or revisions to any such forward-looking statements to reflect any change in expectations or events, conditions or circumstances on which any such statements are based.

Forward-looking and other statements in this document may also address our sustainability progress, plans, and goals (including emissions and environmental-related matters). In addition, historical, current, and forward-looking sustainability-related statements may be based on standards and tools for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions and predictions that are subject to change in the future and may not be generally shared.

CARNIVAL CORPORATION LTD.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(in millions, except per share data)

	Three Months Ended August 31,		Nine Months Ended August 31,
	2026	2025	2026	2025
Passenger ticket	$5,529	$5,430	$13,825	$13,366
Onboard and other	2,906	2,723	7,438	6,925
Total Revenues	8,435	8,153	21,263	20,292
Cruise and tour operating expenses:
Commissions, transportation and other	988	973	2,638	2,603
Onboard and other	902	883	2,217	2,154
Payroll and related	641	636	2,024	1,915
Fuel	615	451	1,607	1,384
Food	401	398	1,172	1,124
Other operating	1,081	1,044	3,135	2,858
Total Cruise and tour operating expenses	4,628	4,385	12,792	12,037
Selling and administrative expense	834	779	2,621	2,442
Depreciation and amortization expense	754	717	2,172	2,064
Operating Income	2,220	2,271	3,678	3,748
Interest income	17	15	41	34
Interest expense, net of capitalized interest	(285)	(317)	(862)	(1,034)
Debt extinguishment and modification costs	(23)	(111)	(23)	(366)
Other income (expense), net	10	0	(60)	(4)
Income Before Income Taxes	1,939	1,860	2,774	2,377
Income tax expense, net	(16)	(6)	(50)	(30)
Net Income	1,923	1,854	2,725	2,348
Less: net income attributable to noncontrolling interests	3	2	9	10
Net Income attributable to Carnival Corporation Ltd.	$1,920	$1,852	$2,715	$2,338

Earnings Per Share
Basic	$1.41	$1.41	$1.97	$1.78
Diluted	$1.40	$1.33	$1.96	$1.71
Weighted-Average Shares Outstanding - Basic	1,363	1,313	1,375	1,311
Weighted-Average Shares Outstanding - Diluted	1,368	1,402	1,382	1,401

CARNIVAL CORPORATION LTD.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in millions, except par values)

	August 31, 2026	November 30, 2025
ASSETS
Current Assets
Cash and cash equivalents	$1,220	$1,928
Trade and other receivables, net	670	678
Inventories	528	505
Prepaid expenses and other	1,004	1,108
Total current assets	3,421	4,219
Property and Equipment, Net	43,397	43,494
Operating Lease Right-of-Use Assets, Net	1,228	1,328
Goodwill	579	579
Other Intangibles	1,181	1,177
Other Assets	1,166	890
	$50,971	$51,687
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$2,036	$2,603
Current portion of operating lease liabilities	168	175
Accounts payable	1,159	1,245
Accrued liabilities and other	1,983	2,239
Customer deposits	7,129	6,831
Total current liabilities	12,475	13,092
Long-Term Debt	21,876	24,037
Long-Term Operating Lease Liabilities	1,082	1,178
Other Long-Term Liabilities	1,333	1,097

Shareholders’ Equity
Carnival Corporation Ltd. common shares, $0.01 par value; 1,960 shares authorized; 1,514 shares issued at 2026 and 1,298 shares issued at 2025	15	13
Carnival plc ordinary shares, $1.66 par value; no shares issued at 2026 and 217 shares issued at 2025	—	361
Additional paid-in capital	15,663	17,253
Retained earnings	6,712	4,817
Accumulated other comprehensive income (loss)	(1,714)	(1,810)
Treasury stock, 162 shares at 2026 and 131 shares at 2025 of Carnival Corporation Ltd. and no shares at 2026 and 72 shares at 2025 of Carnival plc, at cost	(6,488)	(8,364)
Total shareholders’ equity attributable to Carnival Corporation Ltd.	14,188	12,270
Noncontrolling interests	19	14
Total shareholders’ equity	14,207	12,284
	$50,971	$51,687

CARNIVAL CORPORATION LTD.
OTHER INFORMATION

OTHER BALANCE SHEET INFORMATION (in millions)	August 31, 2026	November 30, 2025
Debt (current and long-term)	$23,912	$26,640
Customer deposits (current and long-term)	$7,639	$7,246

	Three Months Ended August 31,		Nine Months Ended August 31,
CASH FLOW INFORMATION (in millions)	2026	2025	2026	2025
Cash from operations	$1,410	$1,383	$5,303	$4,700
Capital expenditures (Purchases of Property and Equipment)	$698	$648	$2,139	$2,105
Dividends paid	$204	$—	$618	$—

	Three Months Ended August 31,		Nine Months Ended August 31,
STATISTICAL INFORMATION	2026	2025	2026	2025
Passenger Cruise Days (“PCDs”) (in millions) (a)	27.9	27.5	78.0	77.1
ALBDs (in millions) (b)	24.9	24.6	73.3	72.3
Occupancy percentage (c)	111.8%	111.7%	106.5%	106.5%
Passengers carried (in millions)	3.9	3.8	10.5	10.3

Fuel consumption in metric tons (in millions)	0.7	0.7	2.1	2.1
Fuel consumption in metric tons per thousand ALBDs	26.9	28.0	28.0	29.4
Fuel cost per metric ton consumed (excluding emission allowances)	$826	$607	$726	$621

Currencies (USD to 1)
AUD	$0.70	$0.65	$0.70	$0.64
CAD	$0.71	$0.73	$0.72	$0.71
EUR	$1.15	$1.16	$1.16	$1.10
GBP	$1.34	$1.35	$1.34	$1.30

Notes to Statistical Information

(a)PCD represents the number of cruise passengers on a voyage multiplied by the number of revenue-producing ship operating days for that voyage.

(b)ALBD is a standard measure of passenger capacity for the period that we use to approximate rate and capacity variances, based on consistently applied formulas that we use to perform analyses to determine the main non-capacity driven factors that cause our cruise revenues and expenses to vary. ALBDs assume that each cabin we offer for sale accommodates two passengers and is computed by multiplying passenger capacity by revenue-producing ship operating days in the period.

(c)Occupancy, in accordance with cruise industry practice, is calculated using a numerator of PCDs and a denominator of ALBDs, which assumes two passengers per cabin even though some cabins can accommodate three or more passengers. Percentages in excess of 100% indicate that on average more than two passengers occupied some cabins.

CARNIVAL CORPORATION LTD.
NON-GAAP FINANCIAL MEASURES

	Three Months Ended August 31,		Nine Months Ended August 31,
(in millions, except per share data)	2026	2025	2026	2025
Net income attributable to Carnival Corporation Ltd.	$1,920	$1,852	$2,715	$2,338
(Gains) losses on ship sales and impairments	2	0	2	(101)
Debt extinguishment and modification costs	23	111	23	366
Restructuring expense	8	3	8	5
Other	10	17	58	17
Adjusted net income	$1,963	$1,982	$2,807	$2,625
Interest expense, net of capitalized interest	285	317	862	1,034
Interest income	(17)	(15)	(41)	(34)
Income tax expense, net	16	(8)	50	16
Depreciation and amortization expense	746	717	2,164	2,064
Adjusted EBITDA	$2,993	$2,993	$5,842	$5,706

Earnings per share - diluted (a)	$1.40	$1.33	$1.96	$1.71
Weighted-average shares outstanding - diluted (a)	1,368	1,402	1,382	1,401

Adjusted earnings per share - diluted (a)	$1.43	$1.43	$2.03	$1.91
Adjusted weighted-average shares outstanding - diluted (a)	1,368	1,402	1,382	1,401

(See Non-GAAP Financial Measures)

(a)Diluted earnings per share and diluted adjusted earnings per share include the add-back of dilutive interest expense related to the company’s convertible notes of $18 million and $53 million for the three and nine months ended August 31, 2025.

CARNIVAL CORPORATION LTD.
NON-GAAP FINANCIAL MEASURES (CONTINUED)

Gross margin yields and net yields were computed by dividing the gross margin and adjusted gross margin by ALBDs as follows:

	Three Months Ended August 31,			Nine Months Ended August 31,
(in millions, except yields data)	2026	2026 Constant Currency	2025	2026	2026 Constant Currency	2025
Total Revenues	$8,435		$8,153	$21,263		$20,292
Less: Cruise and tour operating expenses	(4,628)		(4,385)	(12,792)		(12,037)
Depreciation and amortization expense	(754)		(717)	(2,172)		(2,064)
Gross margin	3,054		3,051	6,299		6,191
Less: Tour and other revenues	(191)		(179)	(224)		(212)
Add: Payroll and related	641		636	2,024		1,915
Fuel	615		451	1,607		1,384
Food	401		398	1,172		1,124
Other operating	1,081		1,044	3,135		2,858
Depreciation and amortization expense	754		717	2,172		2,064
Adjusted gross margin	$6,355	$6,357	$6,119	$16,183	$15,904	$15,323

ALBDs	24.9	24.9	24.6	73.3	73.3	72.3

Gross margin yields (per ALBD)	$122.55		$124.20	$85.94		$85.57
Net yields (per ALBD)	$254.99	$255.09	$249.11	$220.80	$216.99	$211.79

(See Non-GAAP Financial Measures)

CARNIVAL CORPORATION LTD.
NON-GAAP FINANCIAL MEASURES (CONTINUED)

Cruise costs per ALBD, adjusted cruise costs per ALBD and adjusted cruise costs excluding fuel per ALBD were computed by dividing cruise costs, adjusted cruise costs and adjusted cruise costs excluding fuel by ALBDs as follows:

	Three Months Ended August 31,			Nine Months Ended August 31,
(in millions, except costs per ALBD data)	2026	2026 Constant Currency	2025	2026	2026 Constant Currency	2025
Cruise and tour operating expenses	$4,628		$4,385	$12,792		$12,037
Selling and administrative expense	834		779	2,621		2,442
Less: Tour and other expenses	(109)		(102)	(174)		(157)
Cruise costs	5,353		5,062	15,239		14,323
Less: Commissions, transportation and other	(988)		(973)	(2,638)		(2,603)
Onboard and other costs	(902)		(883)	(2,217)		(2,154)
Gains (losses) on ship sales and impairments	(2)		0	(2)		101
Restructuring expense	(8)		(3)	(8)		(5)
Other	(2)		(4)	(36)		(4)
Adjusted cruise costs	3,451	3,456	3,201	10,338	10,187	9,659
Less: Fuel	(615)	(615)	(451)	(1,607)	(1,606)	(1,384)
Adjusted cruise costs excluding fuel	$2,836	$2,841	$2,750	$8,731	$8,582	$8,275

ALBDs	24.9	24.9	24.6	73.3	73.3	72.3

Cruise costs per ALBD	$214.81		$206.11	$207.92		$197.97
Adjusted cruise costs per ALBD	$138.48	$138.66	$130.31	$141.05	$139.00	$133.50
Adjusted cruise costs excluding fuel per ALBD	$113.81	$113.98	$111.96	$119.12	$117.09	$114.38

(See Non-GAAP Financial Measures)

Non-GAAP Financial Measures

We use non-GAAP financial measures and they are provided along with their most comparative U.S. GAAP financial measure:

Non-GAAP Measure	U.S. GAAP Measure	Use Non-GAAP Measure to Assess
•Adjusted net income, adjusted EBITDA, adjusted EBITDA per ALBD and adjusted EBITDA margin	•Net income attributable to Carnival Corporation Ltd.	•Company Performance
•Adjusted earnings per share	•Earnings per share	•Company Performance
•Net debt to adjusted EBITDA	—	•Company Leverage
•Net yields	•Gross margin yields	•Cruise Segments Performance
•Adjusted cruise costs per ALBD and adjusted cruise costs excluding fuel per ALBD	•Cruise costs per ALBD	•Cruise Segments Performance
•Adjusted ROIC	—	•Company Performance

The presentation of our non-GAAP financial information is not intended to be considered in isolation from, as a substitute for, or superior to the financial information prepared in accordance with U.S. GAAP. It is possible that our non-GAAP financial measures may not be exactly comparable to the like-kind information presented by other companies, which is a potential risk associated with using these measures to compare us to other companies.

Adjusted net income and adjusted earnings per share provide additional information to us and investors about our future earnings performance. These measures represent net income attributable to Carnival Corporation Ltd., excluding certain gains, losses and expenses that we believe are not part of our core operating business and are not an indication of our future earnings performance. We believe that gains and losses on ship sales, impairment charges, debt extinguishment and modification costs, restructuring costs and certain other gains, losses and expenses are not part of our core operating business and are not an indication of our future earnings performance.

Adjusted EBITDA, adjusted EBITDA per ALBD and adjusted EBITDA margin provide additional information to us and investors about our core operating profitability, including on a per ALBD basis, by excluding certain gains, losses and expenses that we believe are not part of our core operating business and are not an indication of our future earnings performance as well as excluding interest, taxes and depreciation and amortization. In addition, we believe that the presentation of adjusted EBITDA provides additional information to us and investors about our ability to operate our business in compliance with the covenants set forth in our debt agreements. We define adjusted EBITDA as adjusted net income adjusted for (i) interest, (ii) taxes and (iii) depreciation and amortization. There are material limitations to using adjusted EBITDA. Adjusted EBITDA does not take into account certain significant items that directly affect our net income attributable to Carnival Corporation Ltd. These limitations are best addressed by considering the economic effects of the excluded items independently and by considering adjusted EBITDA in conjunction with net income attributable to Carnival Corporation Ltd. as calculated in accordance with U.S. GAAP. We define adjusted EBITDA margin as adjusted EBITDA divided by total revenues.

Net debt to adjusted EBITDA provides additional information to us and investors about our overall leverage. We define net debt to adjusted EBITDA as total debt less cash and cash equivalents divided by twelve-month adjusted EBITDA.

Net yields enable us and investors to measure the performance of our cruise segments on a per ALBD basis. We use adjusted gross margin rather than gross margin to calculate net yields. We believe that adjusted gross margin is a more meaningful measure in determining net yields than gross margin because it reflects the cruise revenues earned net of only our most significant variable costs, which are travel agent commissions, cost of air and other transportation, certain other costs that are directly associated with onboard and other revenues and credit and debit card fees.

Adjusted cruise costs per ALBD and adjusted cruise costs excluding fuel per ALBD enable us and investors to separate the impact of predictable capacity or ALBD changes from price and other changes that affect our business. We believe these non-GAAP measures provide useful information to us and investors and expanded insight to measure our cost performance. Adjusted cruise costs per ALBD and adjusted cruise costs excluding fuel per ALBD are the measures we use to monitor our ability to control our cruise segments’ costs rather than cruise costs per ALBD. We exclude gains and losses on ship sales, impairment charges, restructuring costs and certain other gains and losses that we believe are not part of our core operating business as well as excluding our most significant variable costs, which are travel agent commissions, cost of air and other transportation, certain other costs that are directly associated with onboard and other revenues and credit and debit card fees. We exclude fuel expense to calculate adjusted cruise costs excluding fuel. The price of fuel, over which we have no control, impacts the comparability of period-to-period cost performance. The adjustment to exclude fuel provides us and investors with supplemental information to understand and assess the company’s non-fuel adjusted cruise cost performance. Substantially all of our adjusted cruise costs excluding fuel are largely fixed, except for the impact of changing prices once the number of ALBDs has been determined.

Adjusted return on invested capital (“ROIC”) provides additional information to us and investors about our operating performance relative to the capital we have invested in the company. We define ROIC as the twelve-month adjusted net income before interest expense and interest income divided by the monthly average of debt plus equity minus construction-in-progress, excess cash, goodwill and intangibles.

Reconciliation of Forecasted Data

We have not provided a reconciliation of forecasted non-GAAP financial measures to the most comparable U.S. GAAP financial measures because preparation of meaningful U.S. GAAP forecasts would require unreasonable effort. We are unable to predict, without unreasonable effort, the future movement of foreign exchange rates and fuel prices. We are unable to determine the future impact of gains and losses on ship sales, impairment charges, debt extinguishment and modification costs, restructuring costs and certain other non-core gains and losses.

Constant Currency

Our operations primarily utilize the U.S. dollar, Australian dollar, euro and sterling as functional currencies to measure results and financial condition. Functional currencies other than the U.S. dollar subject us to foreign currency translational risk. Our operations also have revenues and expenses that are in currencies other than their functional currency, which subject us to foreign currency transactional risk.

Constant currency reporting removes the impact of changes in exchange rates on the translation of our operations plus the transactional impact of changes in exchange rates from revenues and expenses that are denominated in a currency other than the functional currency.

We report adjusted gross margin, net yields, adjusted cruise costs excluding fuel and adjusted cruise costs excluding fuel per ALBD on a “constant currency” basis assuming the current periods’ currency exchange rates have remained constant with the prior periods’ rates. These metrics facilitate a comparative view for the changes in our business in an environment with fluctuating exchange rates.

Examples:

•The translation of our operations with functional currencies other than U.S. dollar to our U.S. dollar reporting currency results in decreases in reported U.S. dollar revenues and expenses if the U.S. dollar strengthens against these foreign currencies and increases in reported U.S. dollar revenues and expenses if the U.S. dollar weakens against these foreign currencies.

•Our operations have revenue and expense transactions in currencies other than their functional currency. If their functional currency strengthens against these other currencies, it reduces the functional currency revenues and expenses. If the functional currency weakens against these other currencies, it increases the functional currency revenues and expenses.